AMENDED

                                AND RESTATED

                                   BYLAWS

                                     OF

                           EFFICIENCY LODGE, INC.



                            ARTICLE I:  OFFICES
                            -------------------


     The principal office and place of business of said corporation shall be in Fulton County, Georgia.  The corporation may establish and maintain an office or offices at such other places, either within or without the State of Georgia, as the Board of Directors may from time to time determine.



                             ARTICLE II:  SEAL
                             -----------------

     The seal of the corporation shall be in circular form and shall have inscribed thereon the words "EFFICIENCY LODGE, INC., GEORGIA CORPORATE

SEAL".



                          ARTICLE III:  STOCKHOLDERS
                          --------------------------

     Section 1.     STOCKHOLDERS' MEETINGS:  The annual meeting of the

stockholders shall be held in the month of May in each year.  The day, hour and place of such meeting shall be fixed by the Board of Directors in their regular monthly meeting held in the month preceding the proposed stockholders' meeting, the purpose of which will be the election of

Directors and the transaction of such other business as may come before the meeting.

     Section 2.     SPECIAL MEETINGS:  Except as otherwise provided by law,

special meetings of the stockholders of this corporation shall be held whenever called by the President or a Vice President or by the Treasurer or

by a majority of the Board of Directors or whenever one or more stockholders who are entitled to vote and who hold at least 25% of the capital stock issued and outstanding and entitled to vote shall make written application therefor to the Secretary or an Assistant Secretary stating the time, place and purpose of the meeting called for.

     Section 3.     NOTICE OF MEETINGS:  Notice of all stockholders' meetings

stating the time and the place, and the objects for which such meetings are called, shall be given by the President or a Vice President or the Treasurer or the Secretary or an Assistant Secretary or by any one or more stockholders entitled to call for a special meeting of the stockholders, by mail not less than ten nor more than 30 days prior to the date of the meeting, to each stockholder of record entitled to vote at the meeting or entitled to receive notice thereof under the laws of the State of Georgia at his address as it appears on the stock books of the corporation.

     Section 4.     WAIVER OF NOTICE:  Whenever any notice whatever is

required to be given by these by-laws, or the articles of incorporation of this corporation, or any of the corporation laws of the State of Georgia, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance at any meeting of the corporation in person or by proxy, shall be deemed to be a waiver of notice thereof.

     Section 5.     QUORUM:  A majority of the capital stock outstanding and

entitled to vote must be represented in person or by proxy in order to constitute a quorum at any stockholders' meeting for the transaction of business, but the stockholders represented at any meeting thereof less than


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a quorum may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.  At any such meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

     Section 6.     VOTING AND PROXY:  Each stockholder shall be entitled to

one (1) vote for each outstanding share of the capital stock of the corporation standing in his, her or its name on the stock ledger or the transfer book at least forty (40) days next preceding the date of such meeting, and such vote may in all cases be given by such stockholder in person or in proxy in writing.  Such proxies shall be filed with the

Secretary of the meeting before being voted.  Such proxies shall entitle the holders thereof to vote at any and all adjournments of such meeting, but shall not be valid after the final adjournment thereof.


                       ARTICLE IV.  BOARD OF DIRECTORS
                       -------------------------------

     Section 1.     NUMBER AND QUALIFICATION OF DIRECTORS:  The Board of

Directors shall consist of not less than 5 nor more than 13 members, each of whom must be a stockholder in said corporation, and must be not less than twenty-one years old.

     Section 2.     TERM OF OFFICE OF DIRECTORS:  Each Director elected at the first meeting of stockholders shall hold office for a period of two years and until his successor shall have been elected; thereafter each Director elected shall hold office for a period of one (1) year and until his successor shall have been elected.

     Section 3.     MANNER OF ELECTION OF DIRECTORS:  The Board of Directors

shall be chosen by ballot at the annual meeting of the stockholders or at


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
any meeting held in place thereof as provided by law, and may be elected at any special meeting of stockholders called for that purpose.  Directors when elected shall serve, unless removed as hereinafter set forth, until the next annual meeting of stockholders or other meeting of stockholders called for the purpose of the election of a Board of Directors, and until their successors are elected.  Any Director or Directors may be removed at any time, with or without cause, by vote of the holders of the common stock.

     Section 4.     MEETING OF NEWLY ELECTED BOARD OF DIRECTORS:  A meeting

of the newly elected directors, to be known as the annual meeting of the

Board, shall be held at the principal office of the corporation immediately after the adjournment of the annual meeting of the stockholders for the election of officers of the corporation and for the transaction of such other and further business as may properly come before the Board.  No notice of such annual meeting shall be necessary or required in order to legally constitute the meeting, provided a majority of the newly elected directors shall be present.  If a majority shall not be present at such meeting, those present shall adjourn the meeting to a specified time in the future, and the

Secretary of the corporation shall at once mail a notice of the time and place of holding such adjourned annual meeting to each of the newly elected directors.

     Section 5.     REGULAR MEETINGS OF BOARD OF DIRECTORS:  Regular

meetings of the Board of Directors shall be held at the office of the corporation or elsewhere within or without the State of Georgia, as specified in the notice of the meeting or the waiver of notice thereof.

Regular meetings shall be held on such dates and at such times and places as may be determined by the Board of Directors and set forth in written notice given at lease five (5) days prior thereto.

     Section 6.     SPECIAL MEETINGS OF BOARD OF DIRECTORS:  Special

meetings of the Board may be called by the President or by a majority of the


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
Directors, by giving to each director either personally, by mail, or by telegraph, at least 24 hours notice of the time, place and purpose of the meeting.

     Section 7.     QUORUM OF BOARD OF DIRECTORS:  A majority of the members

of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any meeting, but a smaller number may adjourn the meeting to a future date.

     Section 8.     POWERS OF BOARD OF DIRECTORS:  The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 9.     VACANCIES IN BOARD OF DIRECTORS:  Any vacancy in the office of any Director, however occasioned, may be filed, pending the election of his successor by the members, by a majority vote of the remaining Directors.

     Section 10.    DEMAND OF AUDIT:  Any three (3) directors shall have the

power to demand a certified audit of the company, the expense of which will be borne by the company provided that such a demand may be made no more often than every six (6) months.



                            ARTICLE V.  OFFICERS
                            --------------------

     Section 1.     NUMBER:  The officers of the corporation shall be a

President, a Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

     Section 2.     ELECTION AND TERM OF OFFICE:  The officers of the

corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of

Directors held after each annual meeting of the shareholders.  If the

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
election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3.     REMOVAL:  Any officer elected or appointed by the Board of

Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.     VACANCIES:  A vacancy in any office because of death,

resignation, removal, disqualification or otherwise, may be filled by the

Board of Directors for the unexpired portion of the term.

     Section 5.     POWERS OF PRESIDENT:

                    (a)  The President shall be the chief executive officer of the corporation.  He shall preside at all meetings of the members and

Directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect.

                    (b)  He shall execute bonds, mortgages, and other contracts requiring a seal, but all such contracts shall also be attested by the

Secretary.

                    (c)  In conjunction with the Secretary, it shall be his

duty to sign all stock certificates.

                    (d)  He shall perform all such other duties as the Board

may direct.


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

Section 6.      POWERS OF VICE PRESIDENT:  In the absence of the President,

or in case of his failure to act, the Vice President shall have all the powers of the President and shall perform such duties as shall from time to time be imposed under him or them by the Board of Directors.

     Section 7.     POWERS OF SECRETARY:  The Secretary shall attend and keep

the minutes of all meetings of the Board of Directors and stockholders.  He shall have charge of the records and seal of the corporation, and shall in general perform all of the duties incident to the office of the Secretary of a corporation, subject at all times to the direction and control of the

Board of Directors.

     Section 8.     POWERS OF TREASURER:  The Treasurer shall keep full and

accurate account of receipts and disbursements of the books belonging to the corporation, and shall deposit all monies and other valuable properties and effects in the name of and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors.

He shall disburse the funds of the corporation as may be ordered by the

Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors whenever they may require, an account of all his transactions as Treasurer and of the financial condition of the corporation;

and at the annual meeting of the Board a like report for the preceding year.

The Treasurer shall perform such other duties as shall be assigned to him by the Board of Directors of the Corporation.  He may be required to give the corporation a bond in such sum and with such surety or sureties as the Board of Directors may require for the faithful performance of the duties of his office, and the restoration to the Corporation, in case of his death,

resignation, or removal from office, of all books, papers, money and other property of whatever kind in his possession and control belonging to the

Corporation.


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
                ARTICLE VI.  STOCK CERTIFICATES AND TRANSFERS
                ---------------------------------------------

     Section 1.     CERTIFICATE OF STOCK:  Each stockholder shall be

entitled to demand and receive from the corporation a certificate or certificates of stock showing the number of shares of said corporation owned by such stockholder, and showing such other facts as are required by the laws of the State of Georgia to be stated in such certificates.  Each certificate shall be signed by the President or Vice-President and Secretary of the corporation, and shall have affixed thereto and thereon the seal of the corporation.

     Section 2.     TRANSFER OF STOCK:  Shares of stock may be transferred

by delivery of the certificate accompanied either by an assignment in writing on the back thereof or by a written power of attorney to sell,

assign and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed, and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed.  The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares.  It shall be the duty of every stockholder to notify the corporation of his post office address.

     Section 3.     TRANSFER BOOKS:  The transfer books of the stock of the

corporation may be closed for such period, not exceeding forty (40) days, in anticipation of stockholders' meetings as the Board of Directors may determine.  In lieu of closing the transfer books, the Board of Directors may fix a day not more than forty (40) days prior to the day of holding any


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
meeting of stockholders as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at such meeting.

                   ARTICLE VII.  INTERPRETATION CLAUSE
                   -----------------------------------

     Section 1.     All of the provisions of these by-laws are subject to,

regulated and controlled by the Charter of the corporation, and the powers of the common stockholders and the directors of the corporation are subject to the restrictions provided in the Charter of the corporation.

    Section 2. The company shall be controlled and operated:

                    (1)  Pursuant to the provisions as set out in the charter of the corporation;

                    (2)  Pursuant to the provisions as set out in these by-laws.

If there should be a conflict between the provisions of the charter and the provisions of these by-laws then, and in that event, the provisions of the charter shall in all cases control.



                         ARTICLE VIII.  AMENDMENTS
                         -------------------------

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting.


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